                                     OPPENHEIMER MAIN STREET(R)OPPORTUNITY FUND
                                                   (the "Trust")

                                                      BY-LAWS
                                    (as amended and restated through 10/24/00)

                                                     ARTICLE I

                                                   SHAREHOLDERS

         Section 1.  Place of  Meeting.  All  meetings  of the  Shareholders  (which  terms as used  herein  shall,
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together  with all other terms  defined in the  Declaration  of Trust dated June 13, 2000,  as amended from time to time, have the same meaning as in the  Declaration of Trust) shall be held at the principal  office of the Trust or at such other place as may from time to time be  designated  by the Board of  Trustees  and stated in the notice of meeting.

         Section  2.  Shareholder  Meetings.  Meetings  of the  Shareholders  for any  purpose or  purposes  may be
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called by the  Chairman of the Board of  Trustees,  if any,  or by the  President  or by the Board of Trustees  and
shall be called by the Secretary  upon receipt of the request in writing  signed by  Shareholders  holding not less than one third in amount of the entire  number of Shares  issued and  outstanding  and  entitled  to vote  thereat.
Such  request  shall  state the  purpose  or  purposes  of the  proposed  meeting.  In  addition,  meetings  of the
Shareholders  shall be  called  by the  Board of  Trustees  upon  receipt  of the  request  in  writing  signed  by
Shareholders  that hold in the  aggregate not less than ten percent in amount of the entire number of Shares issued and  outstanding and entitled to vote thereat,  stating that the purpose of the proposed  meeting is the removal of a Trustee.

         Section  3.  Notice  of  Meetings  of  Shareholders.  Written  or  printed  notice  of  every  meeting  of
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Shareholders,  stating  the time  and  place  thereof  (and the  general  nature  of the  business  proposed  to be transacted at any special or extraordinary  meeting),  shall be given to each Shareholder  entitled to vote at such meeting by leaving the same with each Shareholder at the  Shareholder's  residence or usual place of business or by mailing  it,  postage  prepaid  and  addressed  to the  Shareholder's  address as it appears  upon the books of the
Trust. In lieu thereof,  such notice also may be delivered by such other means,  for example  electronic  delivery, to the extent consistent with applicable laws.

         No notice of the time,  place or purpose of any meeting of  Shareholders  need be given to any Shareholder who  attends in person or by proxy or to any  Shareholder  who, in writing  executed  and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

         Section  4.  Record  Dates.  The  Board  of  Trustees  may  fix,  in  advance,   a  record  date  for  the
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determination  of Shareholders  entitled to notice of and to vote at any meeting of Shareholders  and  Shareholders entitled to receive any dividend  payment or allotment of rights,  as the case may be. Only  Shareholders of record on such date and  entitled to receive  such  dividends or rights shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

         Section 5. Access to  Shareholder  List.  The Board of Trustees  shall make  available a list of the names
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and  addresses of all  shareholders  as recorded on the books of the Trust,  upon receipt of the request in writing signed by not less than ten  Shareholders  of the Trust (who have been such for at least six months) holding in the aggregate the lesser of (i) Shares valued at $25,000 or more at current  offering  price (as defined in the Trust's
Prospectus),  or (ii) one  percent in amount of the entire  number of shares of the Trust  issued and  outstanding;
such  request  must  state that such  Shareholders  wish to  communicate  with  other  Shareholders  with a view to obtaining  signatures  to a  request  for a  meeting  pursuant  to  Section 2 of  Article  I of these  By-Laws  and accompanied  by a form of  communication  to the  Shareholders.  The  Board of  Trustees  may,  in its  discretion, satisfy its obligation under this Section 5 by either making  available the Shareholder  List to such  Shareholders at the principal  offices of the Trust, or at the offices of the Trust's  transfer agent,  during regular  business hours, or by mailing a copy of such  Shareholders'  proposed  communication and form of request,  at their expense, to all other Shareholders.

         Section 6. Quorum,  Adjournment of Meetings.  The quorum  requirement  for all meetings of Shareholders is
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as provided in the Trust's  Declaration of Trust.  If at any meeting of the  Shareholders  there shall be less than a quorum present,  the  Shareholders  present at such meeting may,  without  further notice,  adjourn the same from time to time until a quorum  shall  attend,  but no business  shall be  transacted  at any such  adjourned  meeting except such as might have been lawfully transacted had the meeting not been adjourned.

         If a quorum is present but  sufficient  votes in favor of one or more  proposals  have not been  received, any of the persons named as proxies or  attorneys-in-fact  may propose and approve one or more  adjournments of the meeting to permit  further  solicitation  of proxies  with  respect to any  proposal.  All such  adjournments  will require  the  affirmative  vote of a  majority  of the shares  present in person or by proxy at the  session of the meeting to be adjourned.  Prior to any such adjournment, any lawful business may be transacted.

         Section  7.  Voting  and  Inspectors.  At all  meetings  of  shareholders,  every  shareholder  of  record
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entitled to vote at such meeting shall be entitled to vote at such meeting,  either in person or by proxy.  A proxy may be given by or on  behalf  of a  Shareholder  in  writing  or by  electronic  means,  including  by  telephone, facsimile or via the Internet.

         All  elections  of  Trustees  shall be had by a  plurality  of the votes cast and all  questions  shall be decided by a majority of the votes cast, in each case at a duly constituted  meeting,  except as otherwise provided in the Declaration of Trust or in these By-Laws or by specific  statutory  provision  superseding the  restrictions and limitations contained in the Declaration of Trust or in these By-Laws.

         At any election of Trustees,  the Board of Trustees prior thereto may, or, if they have not so acted,  the
Chairman of the meeting  may,  and upon the request of the holders of ten percent  (10%) of the Shares  entitled to vote at such election  shall,  appoint two inspectors of election who shall first  subscribe an oath or affirmation to execute  faithfully  the duties of inspectors at such  election  with strict  impartiality  and according to the best of their  ability,  and shall after the  election  make a  certification  of the result of the vote taken.  No candidate for the office of Trustee shall be appointed such Inspector.

         The Chairman of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the  request of the holders of ten  percent  (10%) of the Shares  entitled to vote on such election or matter.

         Section 8. Conduct of  Shareholders'  Meetings.  The meetings of the  Shareholders  shall be presided over
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by the Chairman of the Board of Trustees,  if any, or if he shall not be present, by the President,  or if he shall not be present,  by a Vice-President or other officer,  or if none of them is present,  by a chairman to be elected at the meeting.  The Secretary of the Trust, if present,  shall act as Secretary of such meetings,  or if he is not present,  an Assistant  Secretary  shall so act; if neither the  Secretary  nor an Assistant  Secretary is present, then the chairman shall elect the secretary.

         Section 9.  Concerning  Validity  of Proxies,  Ballots,  Etc. At every  meeting of the  Shareholders,  all
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proxies  shall be received and taken in charge of and all ballots  shall be received and canvassed by the secretary of the meeting,  who shall decide all questions  touching the qualification of voters, the validity of the proxies, and the  acceptance or rejection of votes,  unless  inspectors of election shall have been appointed as provided in
Section 7, in which event such inspectors of election shall decide all such questions.

                                                    ARTICLE II

                                                 BOARD OF TRUSTEES

         Section 1. Number and Tenure of Office.  The business  and  property of the Trust shall be  conducted  and
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managed by a Board of Trustees  consisting  of the number of initial  Trustees,  which  number may be  increased or decreased as provided in Section 2 of this  Article.  Each Trustee  shall,  except as  otherwise  provided  herein, hold office until the meeting of  Shareholders  of the Trust next succeeding his election or until his successor is duly elected and qualifies.  Trustees need not be Shareholders.

         Section  2.  Increase  or  Decrease  in  Number  of  Trustees.  The  Board of  Trustees,  by the vote of a
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majority of the entire  Board,  may  increase  the number of Trustees to a number not  exceeding  fifteen,  and may elect  Trustees  to fill the  vacancies  created  by any such  increase  in the number of  Trustees  until the next meeting called for the purpose of electing  Trustees or until their  successors  are duly elected and qualify;  the
Board of Trustees,  by the vote of a majority of the entire Board, may likewise  decrease the number of Trustees to a number not less than three but the tenure of office of any Trustee  shall not be  affected by any such  decrease.
Vacancies  occurring  other  than by reason of any such  increase  shall be  filled by a  majority  of the Board of
Trustees then sitting.  In the event that after the proxy  material has been printed for a meeting of  Shareholders at which  Trustees  are to be elected  and any one or more  nominees  named in such proxy  material  dies or become incapacitated or fail to stand for election,  the authorized  number of Trustees shall be automatically  reduced by the number of such nominees, unless the Board of Trustees prior to the meeting shall otherwise determine.

         Section 3.  Removal,  Resignation  and  Retirement.  A Trustee at any time may be removed  either  with or
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without  cause by resolution  duly adopted by the  affirmative  votes of the holders of at least  two-thirds of the outstanding  Shares of the Trust,  present in person or by proxy at any meeting of  Shareholders at which such vote may be taken.  Any Trustee at any time may be removed for cause by  resolution  duly  adopted at any meeting of the
Board of  Trustees  provided  that  notice  thereof  is  contained  in the  notice  of such  meeting  and that such resolution is adopted by the vote of at least two thirds of the Trustees  whose  removal is not  proposed.  As used herein,  "for cause" shall mean any cause which under  Massachusetts law would permit the removal of a Trustee of a business trust.

         Any  Trustee  may resign or retire as Trustee by written  instrument  signed by him and  delivered  to the other  Trustees or to any officer of the Trust,  and such  resignation  or  retirement  shall take effect upon such delivery or upon such later date as is  specified  in such  instrument  and shall be  effective as to the Trust and each Series of the Trust hereunder.

         Section 4. Place of Meeting.  The Trustees may hold their  meetings,  have one or more  offices,  and keep
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the books of the Trust outside  Massachusetts,  at any office or offices of the Trust or at any other place as they may from time to time by resolution  determine,  or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 5.  Regular  Meetings.  Regular  meetings of the Board of Trustees  shall be held at such time and
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on such notice,  if any, as the  Trustees may from time to time  determine.  One such regular  meeting  during each fiscal year of the Trust shall be designated an annual meeting of the Board of Trustees.

         Section 6.  Special  Meetings.  Special  meetings of the Board of  Trustees  may be held from time to time
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upon call of the Chairman of the Board of Trustees,  if any, the President or two or more of the Trustees,  by oral or  telegraphic  or written  notice duly  served on or sent or mailed to each  Trustee not less than one day before such  meeting.  No notice  need be given to any  Trustee  who  attends in person,  or to any Trustee who in writing executed  and filed with the  records  of the  meeting  either  before or after the  holding  thereof  waives  such notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

         Section  7.  Quorum.  A  majority  of the  Trustees  then in  office  shall  constitute  a quorum  for the
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transaction  of business,  provided that a quorum shall in no case be less than two Trustees.  If at any meeting of the Board there shall be less than a quorum present (in person or by open telephone  line, to the extent  permitted by the Investment  Company Act of 1940 (the "1940 Act")),  a majority of those present may adjourn the meeting from time to time until a quorum  shall have been  obtained.  The act of the  majority  of the  Trustees  present at any meeting  at  which  there is a  quorum  shall be the act of the  Board,  except  as may be  otherwise  specifically provided by statute,  by the  Declaration  of Trust,  by these By-Laws or by any contract or agreement to which the
Trust is a party.

         Section 8.  Executive  Committee.  The Board of  Trustees  may, by the  affirmative  vote of a majority of
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the entire  Board,  elect from the Trustees an Executive  Committee to consist of such number of Trustees (not less than three) as the Board may from time to time  determine.  The Board of Trustees  by such  affirmative  vote shall have power at any time to change the members of such  Committee,  may fill  vacancies in the  Committee by election from the  Trustees  or  discharge  the  Committee.  When the Board of Trustees  is not in  session,  the  Executive
Committee  shall have and may exercise any or all of the powers of the Board of Trustees in the  management  of the business  and affairs of the Trust  (including  the power to  authorize  the seal of the Trust to be affixed to all papers  which may require it) except as provided  by law or by any  contract or  agreement  to which the Trust is a party and except the power to increase  or  decrease  the size of, or fill  vacancies  on, the Board,  to remove or appoint executive officers or to dissolve or change the permanent  membership of the Executive  Committee,  and the power to make or amend the By-Laws of the Trust.  The Executive  Committee may fix its own rules of procedure,  and may meet when and as  provided  by such  rules or by  resolution  of the Board of  Trustees,  but in every case the presence of a majority  shall be necessary to  constitute a quorum.  In the absence of any member of the  Executive
Committee,  the members  thereof  present at any meeting,  whether or not they  constitute a quorum,  may appoint a member of the Board of Trustees to act in the place of such absent member.

         Section  9.  Other  Committees.  The Board of  Trustees,  by the  affirmative  vote of a  majority  of the
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entire  Board,  may appoint other  committees  which shall in each case consist of such number of members (not less than two) and shall have and may exercise,  to the extent  permitted by law, such powers as the Board may determine in the resolution  appointing  them. A majority of all members of any such committee may determine its action,  and fix the time and place of its  meetings,  unless  the  Board of  Trustees  shall  otherwise  provide.  The Board of
Trustees  shall have power at any time to change the members  and, to the extent  permitted  by law,  powers of any such committee, to fill vacancies, and to discharge any such committee.

         Section 10.  Informal  Action by and Telephone  Meetings of Trustees and  Committees.  Any action required
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or permitted to be taken at any meeting of the Board of Trustees or any  committee  thereof may be taken  without a meeting,  if a written consent to such action is signed by all members of the Board,  or of such committee,  as the case may be.  Trustees or members of the Board of Trustees  may  participate  in a meeting by means of a conference telephone or similar communications  equipment;  such participation shall, except as otherwise required by the 1940
Act, have the same effect as presence in person.

         Section 11.  Compensation  of Trustees and  Committee  Members.  Trustees and  committee  members shall be
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entitled to receive such  compensation  from the Trust for their  services as may from time to time be voted by the
Board of Trustees.

         Section 12.  Dividends.  Dividends  or  distributions  payable on the Shares of any Series  may,  but need
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not be,  declared  by  specific  resolution  of the  Board as to each  dividend  or  distribution;  in lieu of such specific  resolutions,  the Board may, by general  resolution,  determine the method of  computation  thereof,  the method of  determining  the  Shareholders  of the  Series or class to which  they are  payable  and the  methods of determining  whether and to which  Shareholders  they are to be paid in cash or in additional Shares and the amount of the dividend or distribution and the date on which it is payable.

         Section 13.  Indemnification.  Before an indemnitee  shall be indemnified  by the Trust,  there shall be a
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reasonable  determination  upon review of the facts that the person to be  indemnified  was not liable by reason of disabling  conduct as defined in the  Declaration  of Trust.  Such  determination  may be made  either by vote of a majority of a quorum of the Board who are neither  "interested  persons" of the Trust or the investment adviser nor parties to the  proceeding or by  independent  legal counsel.  The Trust may advance  attorneys'  fees and expenses incurred in a covered  proceeding to the indemnitee if the indemnitee  undertakes to repay the advance unless it is determined  that he is  entitled  to  indemnification  under the  Declaration  of  Trust.  Also at least one of the following  conditions  must be satisfied:  (1) the indemnitee  provides  security for his  undertaking;  or (2) the
Trust is insured  against  losses  arising by reason of lawful  advances;  or (3) a majority  of the  disinterested nonparty  Trustees or independent  legal counsel in a written opinion shall determine,  based upon review of all of the  facts,  that  there  is  reason  to  believe  that  the  indemnitee  will  ultimately  be  found  entitled  to indemnification,  and in making said  determination  the independent  legal counsel or the  disinterested  nonparty
Trustees may presume that an indemnitee did not engage in any disabling conduct.

                                                    ARTICLE III

                                                     OFFICERS

         Section 1.  Executive  Officers.  The executive  officers of the Trust may include a Chairman of the Board
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of Trustees,  and shall include a President,  one or more Vice  Presidents  (the number thereof to be determined by the Board of  Trustees),  a Secretary  and a Treasurer.  The Chairman of the Board of  Trustees,  if any,  shall be selected from among the  Trustees.  The Board of Trustees or the  Executive  Committee  may also in its  discretion appoint Assistant  Secretaries,  Assistant  Treasurers,  and other officers,  agents and employees,  who shall have such  authority  and perform  such  duties as the Board or the  Executive  Committee  may  determine.  The Board of
Trustees  may fill any vacancy  which may occur in any office.  Any two  offices,  except  those of  President  and
Secretary,  may be held by the same person,  but no officer shall execute,  acknowledge or verify any instrument in more than one capacity,  if such  instrument is required by law or these  By-Laws to be executed,  acknowledged  or verified by two or more officers.

         Section  2.  Term of  Office.  The  term of  office  of all  officers  shall  be  until  their  respective
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successors  are chosen and  qualify;  however,  any officer may be removed  from office at any time with or without cause by the vote of a majority of the entire Board of Trustees.

         Section 3. Powers and  Duties.  The  officers of the Trust shall have such powers and duties as  generally
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pertain to their  respective  offices,  as well as such powers and duties as may from time to time be  conferred by the Board of Trustees or the Executive Committee.

                                                    ARTICLE IV

                                                      SHARES

         Section  1.  Certificates  of  Shares.  Each  Shareholder  of any  Series  of the  Trust  may be  issued a
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certificate or certificates  for his Shares of that Series,  in such form as the Board of Trustees may from time to time prescribe, but only if and to the extent and on the conditions described by the Board.

         Section 2.  Transfer of Shares.  Shares of any Series or Class shall be  transferable  on the books of the
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Trust by the holder thereof in person or by his duly authorized  attorney or legal  representative,  upon surrender and cancellation of certificates,  if any, for the same number of Shares of that Series or Class,  duly endorsed or accompanied  by proper  instruments  of  assignment  and  transfer,  with  such  proof of the  authenticity  of the signature  as the  Trust  or  its  agent  may  reasonably  require;  in the  case  of  shares  not  represented  by certificates, the same or similar requirements may be imposed by the Board of Trustees.

         Section  3.  Share  Ledgers.  The share  ledgers  of the  Trust,  containing  the name and  address of the
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Shareholders of each Series or Class and the number of shares of that Series or Class,  held by them  respectively, shall be kept at the principal  offices of the Trust or, if the Trust employs a transfer  agent,  at the offices of the transfer agent of the Trust.

         Section 4. Lost,  Stolen or Destroyed  Certificates.  The Board of Trustees may determine  the  conditions
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upon which a new  certificate  may be issued in place of a certificate  which is alleged to have been lost,  stolen or destroyed;  and may, in their discretion,  require the owner of such certificate or his legal  representative to give bond,  with  sufficient  surety to the Trust and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new  certificate  in the place of the one so lost, stolen or destroyed.

                                                     ARTICLE V

                                                       SEAL

         The  Board of  Trustees  shall  provide a  suitable  seal of the  Trust,  in such  form and  bearing  such inscriptions as it may determine.

                                                    ARTICLE VI

                                                    FISCAL YEAR

         The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                                    ARTICLE VII

                                               AMENDMENT OF BY-LAWS

         The  By-Laws  of the Trust  may be  altered,  amended,  added to or  repealed  by the  Shareholders  or by majority  vote of the entire  Board of  Trustees,  but any such  alteration,  amendment,  addition or repeal of the
By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.